                                                                    EXHIBIT 10.3

                                Credit Agreement

                                    between

                        Environmental Safeguards, Inc.,
                                  as Borrower

                                      and

                                Casuarina, Ltd.,
                                   as Lender


                         Dated as of December 19, 1996

                              $3,000,000 Term Loan


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                       ARTICLE I

                             Definitions and Interpretation

Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.02.    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.03.    Business Day Adjustment . . . . . . . . . . . . . . . . . . . . . . .  3

                                       ARTICLE II

                                    Use of Proceeds

Section 2.01.    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                      ARTICLE III

                                        The Loan

Section 3.01.    Amount  . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . 4
Section 3.02.    Borrowing Procedure . .  . . . . . . . . . . . . . . . . . . . . . . . 4
Section 3.03.    Interest  . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . 4
Section 3.04.    Additional Interest . .  . . . . . . . . . . . . . . . . . . . . . . . 4
Section 3.05.    Repayment . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . 4
Section 3.06.    Prepayment  . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . 5

                                       ARTICLE IV

                             Representations and Warranties

Section 4.01.    Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                       ARTICLE V

                                  Conditions Precedent

                                       ARTICLE VI

                                       Covenants


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

Section 6.01.    Notices of Material Events . . . . . . . . . . . . . . . . . . . . .   6
Section 6.02.    Existence; Conduct of Business . . . . . . . . . . . . . . . . . . .   6
Section 6.03.    Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . .   6
Section 6.04.    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 6.05.    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 6.06.    Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                      ARTICLE VII

                                   Events of Defaults


Section 7.01.    Acceleration After Default . . . . . . . . . . . . . . . . . . . . .   7
Section 7.02.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 7.03.    Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 7.04.    Notice of Events . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                      ARTICLE VIII

                                     Miscellaneous

Section 8.01.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 8.02.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 8.03.    Termination of Agreement . . . . . . . . . . . . . . . . . . . . . .  10
Section 8.04.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 8.05.    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 8.06.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .  11
Section 8.07.    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 8.08     Counterparts, Integration  . . . . . . . . . . . . . . . . . . . . .  11
Section 8.09     Remedies and Waivers . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 8.10.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 8.11     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


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
                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of December 19, 1996 (the "Agreement"), between ENVIRONMENTAL SAFEGUARDS, INC. ("Borrower"), and CASUARINA, LTD. (the "Lender").

                                   ARTICLE I

                         Definitions and Interpretation

         SECTION 1.01. Definitions. Wherever used in this Agreement, unless the context otherwise requires, the following terms have the meanings indicated:

                 "Authority" means any government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, committee, authority, tribunal, agency or entity.

                 "Authorization" means includes any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given or withheld by express action or deemed given or withheld by failure to act within any specified time period and all corporate, creditors, and joint venturers approvals or consents.

                 "Business Day" means a day when banks are open for business in Tulsa, Oklahoma.

                 "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting as a group shall acquire beneficial ownership of 35% or more of the outstanding voting securities of Borrower, measured by voting power,
         (ii) one-third or more of the directors of Borrower shall consist of Persons not nominated by Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements), or (iii) Borrower shall sell, convey or transfer all or substantially all of its assets (either in one transaction or in a series of related transactions) to any Person.

                 "Closing Date" means December 19, 1996.

                 "Dollars" and the sign "$" means the lawful currency of the United States of America.

                 "Event of Default" means any one of the events specified in
         Section 7.02.

                 "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                 "Loan" means the loan specified in Section 3.01 or, as the context requires, its principal amount from time to time outstanding.

                 "Loan Interest Rate" means the rate of interest payable on the Loan determined in accordance with Section 3.03.

                 "Material Adverse Effect" means a material adverse effect on
         (a) the ability of Borrower to perform any of its obligations under the Agreement or (b) the rights of or benefits available to the Lender under the Agreement.

                 "Maturity Date" means the earlier of (i) December 31, 2000, or
         (ii) the date on which a Change in Control occurs.

                 "Net Cash Flow" for any calendar month means the product of
         (i) (a) actual cash receipts less (b) the actual cash operating expenses (which would be classified as cost of goods sold according to generally accepted accounting principles) of OnSite Technology L.L.C. in such calendar month, and (ii) NFE's Sharing Ratio (expressed as a percent), but only to the extent that such net receipts are distributed by OnSite Technology L.L.C. to its members, provided that if NFE votes to prevent such distribution of net receipts which are available for distributing, then such net receipts shall be deemed to have been distributed to its members.

                 "NFE" means National Fuel & Energy, Inc., a wholly owned subsidiary of the Company.

                 "Obligations" means all indebtedness, obligations and liabilities of Borrower to the Lender, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or the transactions contemplated thereby.

                 "Officer's Certificate" means a certificate signed by the President or the Vice President of Finance of Borrower, specifying the amount of the Net Cash Flow realized by Borrower in any calendar month.

                 "Onsite Technology L.L.C." means that Oklahoma limited liability company formed pursuant to an Operating Agreement between National Fuel & Energy, Inc. and Parker Drilling Investment Company, Inc. dated as of August 1, 1995, as amended.

                 "Person" means any individual, corporation, company, voluntary association, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                 "Sharing Ratio" shall mean the Sharing Ratio of NFE as may be in effect from time to time pursuant to the Operating Agreement of OnSite Technology L.L.C., dated as of August 1, 1995, as amended.

                 "Warrant Agreement" means an agreement in the form of Exhibit A hereto.

         Section 1.02. Interpretation. In this Agreement, unless the context otherwise requires:

         (a) headings and underlinings are for convenience only and do not affect the interpretation of this Agreement;

         (b) words importing the singular include the plural and vice versa;

         (c) an expression importing a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any governmental authority or agency;

         (d) a reference to a Section, party, Exhibit, Annex or Schedule is a reference to that Section of, or that party, Exhibit, Annex or Schedule to, this Agreement;

         (e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

         (f) a reference to a party to any document includes that party's successors and permitted assigns.

         Section 1.03. Business Day Adjustment. Where the day on or by which a payment is due to be made is not a Business Day, that payment shall be done on or by the next succeeding business Day.

                                   ARTICLE II

                                Use of Proceeds

         Section 2.01. Use of Proceeds. The proceeds of the Loan shall be used to finance Borrower's and NFE's required capital contributions to OnSite Technology, L.L.C., and for Borrower's general working capital purposes.

                                  ARTICLE III

                                    The Loan

         Section 3.01. Amount. On the terms and subject to the conditions of this Agreement, the Lender agrees to lend to Borrower and Borrower agrees to borrow from the Lender the Loan, in the amount of Three Million Dollars ($3,000,000) on the Closing Date.

         Section 3.02. Borrowing Procedure.

              (a) Procedure for Term Loan Borrowing. Borrower shall give the Lender irrevocable notice (which notice must be received by the Lender prior to 10:00 A.M., Tulsa, Oklahoma time, two Business Days prior to the Closing Date) requesting that the Lender make the Loan on the Closing Date. Not later than 12:00 Noon, Tulsa, Oklahoma time, on the Closing Date, the Lender shall transfer the amount of the Loan to the account of the Borrower specified in such notice in immediately available funds.

         Section 3.03. Interest. Subject to Sections 3.04 and 8.11, Borrower agrees to pay interest in arrears in respect of the outstanding principal amount of the Loan from the Closing Date until the Maturity Date at a rate of six and three tenths percent (6.3%) per annum (the "Loan Interest Rate"). Interest shall be computed on the last Business Day of each calendar month, and if unpaid pursuant to the provisions of Section 3.06 hereof, added to the outstanding principal amount of the Loan.

         Section 3.04. Additional Interest. Without limiting the remedies available to the Lender under this Agreement or otherwise (and subject to the provisions of Section 8.11), if Borrower fails to make any payment of principal or interest (including interest payable under this Section) on or before its due date as specified in this Agreement (whether at stated maturity or upon prematuring by acceleration or otherwise) or, if not so specified, as notified by the Lender to Borrower, Borrower shall pay, by way of liquidated damages, in respect of the amount of such payment due and unpaid, interest at the rate of twelve per cent (12%) per annum from the date any such payment became due until the date of actual payment (as well after as before judgment). Such interest shall be payable on demand.

         Section 3.05. Repayment. On or before the last Business Day of each calendar month, commencing two months after the Closing Date, Borrower hereby unconditionally promises to pay the Lender 40% of the Net Cash Flow realized by NFE in the immediately preceding calendar month, as specified in an Officer's Certificate delivered by Borrower to Lender in respect of such calendar month. Such payments shall be applied, first, to pay any accrued but unpaid interest, second, to pay any other amounts due to Lender under this Agreement, and third, to reduce the outstanding principal amount of the Loan. In any case, Borrower hereby unconditionally promises to pay the Lender any remaining outstanding amount of the Loan on the Maturity Date, including any accrued and unpaid interest thereon.

         Section 3.06. Prepayment.

              (a) Borrower may at any time and from time to time prepay the Loan, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Lender at least one Business Day prior thereto, which notice shall specify the date and amount of prepayment. If any such notice is given, the amount specified in such notice, together with accrued interest thereon, shall be due and payable on the date specified therein.

              (b) Amounts paid or prepaid on account of the Loan may not be reborrowed.

                                   ARTICLE IV

                         Representations and Warranties

         Section 4.01. Representations. Borrower represents and warrants to the Lender that, on the Closing Date:

              (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite power to carry on its business as presently conducted and to enter into, and perform its obligations under this Agreement, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required;

              (b) the Agreement has been, duly authorized and executed by Borrower and constitutes a valid and legally binding obligation of Borrower, and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

              (c) the Agreement (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the organizational documents of Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, credit agreement or other instrument binding upon Borrower or its assets, or give rise to a right thereunder to require any payment to be made by Borrower, and (d) will not result in the creation or imposition of any lien on any asset of Borrower; and

              (d) Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all agreements and other instruments binding on it or its property, except where the failure to do so will not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                                   ARTICLE V

                              Conditions Precedent

         The obligations of the Lender to make the Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.09):

              (a) The Lender shall have received this Agreement, executed and delivered by a duly authorized officer of Borrower;

              (b) The Lender shall have received a Warrant Agreement in the form of Exhibit A, duly executed and delivered on the closing date by a duly authorized officer of Borrower;

              (c) The Lender shall have received the executed note (the "Note"), substantially in the form of Exhibit B.

                                   ARTICLE VI

                                   Covenants

         Until the principal of and interest on the Loan and all other amounts payable hereunder shall have been paid in full, Borrower covenants and agrees with Lender that:

         Section 6.01. Notices of Material Events. Borrower will furnish to the Lender prompt written notice of the following:

              (a)     the occurrence of any Event of Default;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

              (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Section 6.02. Existence; Conduct of Business. Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

         Section 6.03. Payment of Obligations. Borrower will pay its obligations, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         Section 6.04. Compliance with Laws. Borrower will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 6.05. Use of Proceeds. The proceeds of the Loan will be used only for the purposes contemplated in Section 2.01. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations G, T, U and X.

         Section 6.06. Negative Pledge. Borrower agrees that during the term of this Agreement, and as long as any obligation that is subject to this Agreement and the Note is outstanding, Borrower will not and will not permit NFE, to enter into or suffer to exist any agreement permitting or creating a security interest, lien or other encumbrance over any of its ownership interest in OnSite Technology, L.L.C.

                                  ARTICLE VII

                               Events of Defaults

         Section 7.01. Acceleration after Default. If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), the Lender may, by notice to Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate or further notice of any kind, all of which are hereby expressly waived by Borrower.

         Section 7.02. Events of Default. It is an Event of Default if:

                 (a) Borrower shall fail to pay any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and such failure shall continue unremedied for a period of five days;

                 (b) Borrower shall fail to pay any interest on the Loan or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                 (c) any representation or warranty made or deemed made by or on behalf of Borrower in or in connection with the Loan or in any report, certificate, financial statement or other document furnished pursuant to or in connection with the Agreement shall prove to have been incorrect in any material respect when made or deemed made,

                 (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01(a), 6.02 or 6.06,

                 (e) Borrower shall fail to observe or perform any covenant, condition or agreement contained in the Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Lender.

                 (f) Borrower shall commence any case, proceeding or other action (A) under any law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower shall generally not or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) Borrower fails to pay any of its debt (other than the Loan) with an aggregate principal amount in excess of the equivalent of Fifty Thousand Dollars ($50,000) or to perform any of its material obligations under any agreement pursuant to which there is outstanding any debt of Borrower with an aggregate principal amount in excess of the equivalent of Fifty Thousand Dollars ($50,000) and such failure continues for more than any applicable period of grace; or

                 (h) The Warrant Agreement or any provision thereof shall cease to be in full force or effect as to Borrower, or Borrower of any Person acting by or on behalf of Borrower shall deny or disaffirm Borrower's obligations under the Warrant Agreement, or Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Warrant Agreement;

         Section 7.03. Bankruptcy. If Borrower is liquidated or declared bankrupt, the Loan, all interest accrued on it and any other amounts payable under this Agreement will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which Borrower waives.

         Section 7.04. Notice of Events. If any Event of Default happens, Borrower shall immediately notify the Lender by facsimile specifying the nature of such Event of Default and any steps Borrower is taking to remedy it.

                                  ARTICLE VIII

                                 Miscellaneous

         Section 8.01. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 7.04, the notice, request or other communication may be delivered by hand or facsimile, to the party's address specified below or at such other address as such party notifies to the other party from time to time and will be effective upon receipt.

         For Borrower:

                 Environmental Safeguards, Inc.
                 2600 South Loop West, Suite 445
                 Houston, Texas 77054
                 Attention:  Mr. James Percell
                 Telephone:  (713) 641-3838
                 Telefax:   (713) 641-0756

         For the Lender:

                 c/o Parker Drilling Company
                 8 East Third Street
                 Tulsa, Oklahoma 74103
                 Attention:  Ronald C. Potter, Esq.
                 Telephone:  (918) 631-1257
                 Telefax: (918) 631-1284

         Section 8.02. Expenses. Borrower shall pay to the Lender:

                 (a) the fees and expenses of the Lender's counsel incurred in connection with:

                          (i) the preparation of the Loan by the Lender provided for under this Agreement which shall not exceed $5,000;

                          (ii) the preparation and/or review, execution and, where appropriate, registration of the Agreement and any other documents related to them;

                          (iii) the giving of any legal opinions required by the Lender under this Agreement;

                          (iv)    the occurrence of any Event of Default; and

                 (b) the costs and expenses incurred by the Lender in relation to the enforcement or protection or attempted enforcement or protection of its fights under this Agreement or the

Warrant Agreement, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Event of Default including reasonable legal and other professional consultants' fees on a full indemnity basis.

         Section 8.03. Termination of Agreement. This Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.

         Section 8.04. Governing Law.

                 (a) This Agreement is governed by, and shall be construed in accordance with and governed by the law of the State of Oklahoma.

                 (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Oklahoma sitting in Tulsa County and of the United States District Court of the district thereof, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Oklahoma State Court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against Borrower or its properties in the courts of any jurisdiction.

                 (c) Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement which will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         Section 8.05. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.

         Section 8.06. Successors and assigns. This Agreement binds and benefits the respective successors and assigns of its parties. However Borrower may not assign or delegate any of its rights or obligations under this Agreement.

         Section 8.07. Amendment. Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

         Section 8.08. Counterparts, Integration. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same Agreement. This Agreement, together with the Note and Warrant Agreement, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, and as written, relating to the subject matter hereof

         Section 8.09. Remedies and Waivers. No failure or delay by the Lender in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of the Lender. No single or partial exercise of such a right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

         Section 8.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         Section 8.11. Interest. It is the intention of the parties hereto that the Lender shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Lender contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in the Note, this Agreement or any other agreement entered into in connection with this Agreement or the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Lender, under the Note (including, without limitation, the Warrant Agreement), this Agreement or under any other agreement entered into in connection with this Agreement or the Note (including, without limitation, the Warrant Agreement) shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall at the option of the Lender, be applied on the principal amount of the obligations owed to the Lender, by Borrower or refunded by the Lender, to Borrower, and (ii) in the event that the maturity of any Note or other obligation payable to the Lender, is accelerated or in the event of any permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Lender, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Lender, be credited by Lender on the principal amount of the obligations owed to the Lender by Borrower or refunded by the Lender, to Borrower.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.


                                                ENVIRONMENTAL SAFEGUARDS, INC.



BORROWER:                                       By: /s/ JAMES PERCELL
                                                   -----------------------------
                                                   Name:  Mr. James Percell
                                                   Title: President



LENDER:                                         CASUARINA, LTD.



                                                By: /s/ I.E. HENDRIX, JR.
                                                    ----------------------------
                                                    Name:  I.E. Hendrix, Jr.
                                                    Title: President

                                   EXHIBIT A

                          [FORM OF WARRANT AGREEMENT]

                               WARRANT AGREEMENT

                                    BETWEEN

                         ENVIRONMENTAL SAFEGUARDS, INC.

                                      and

                            PARKER DRILLING COMPANY













                       Dated as of December ___, 1996

         WARRANT AGREEMENT dated as of December ___, 1996, between Environmental Safeguards, Inc., a Nevada corporation (the "Company"), and Parker Drilling Company ("Parker" and, together with any transferee of Warrants or Warrant Shares, the "Warrant Holders(s)").

         WHEREAS, Casuarina, Ltd.("Casuarina", a Bermuda corporation and wholly owned subsidiary of Parker) and the Company have entered into a certain Credit Agreement and Note (the "Credit Agreement") dated December ___, 1996, pursuant to which Casuarina has agreed to loan $3,000,000 to the Company (the "Loan"); and

         WHEREAS, the Company proposes to issue to Parker as partial consideration for Casuarina's agreement to act as Lender pursuant to the Credit Agreement, common stock purchase warrants (the "Original Warrants", the "June 1997 Warrants" and the "December 1997 Warrants" (as defined below), and collectively, the "Warrants"), of the Company's Common Stock, par value $.001 per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and in the Agreement set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. ISSUANCE OF WARRANTS: FORM OF WARRANT. The Company will issue and deliver 250,000 Warrants (the "Original Warrants") to Parker, or to an affiliate thereof designated by Parker, on the Closing Date referred to in the Credit Agreement. The form of warrant certificate for the Original Warrants is attached hereto as Exhibit A. If the Loan is not repaid in full, inclusive of any and all interest and other amounts due under the Credit Agreement, by June 30, 1997, then the Company shall issue and deliver an additional 50,000 Warrants (the "June 1997 Warrants") to Parker, or to an affiliate designated by Parker, on June 30, 1997. The form of warrant certificate for the June 1997 Warrants is attached hereto as Exhibit B. Furthermore, if the Loan is not repaid in full, inclusive of any and all interest and other amounts due under the Credit Agreement, by December 31, 1997, then the Company shall issue and deliver an additional 50,000 Warrants (the "December 1997 Warrants") to Parker, or to an affiliate designated by Parker, on December 31, 1997. The form of warrant certificate for the December 1997 Warrants is attached hereto as Exhibit C.

         The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman of the Board or the President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the Secretary of the Company. A Warrant bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the delivery of such Warrant or did not hold such offices on the date of this Warrant Agreement.

         Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

         The demand and the piggy-back registration rights set forth in Section 16 hereof may be exercised at any time during the term of the Warrants.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

                 (a) EXISTENCE. The Company is a corporation, duly organized and validly existing under the laws of the State of Nevada, and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a material adverse effect.

                 (b) POWER AND AUTHORITY. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform this Warrant Agreement, to grant, issue and deliver this Warrant and to authorize and reserve for issuance and, upon payment from time to time of the Exercise Price, to issue and deliver the shares of Common Stock or other securities issuable upon exercise of the Warrant. This Warrant Agreement has been duly executed and delivered by the Company.

                 (c) RESERVATION, ISSUANCE AND DELIVERY OF COMMON STOCK. There have been reserved for issuance, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and such shares, when issued upon receipt of payment therefor in accordance with the terms of the Warrant and of this Warrant Agreement, will be legally and validly issued, fully paid and nonassessable and will be free of any preemptive rights of shareholders or any restrictions not otherwise set forth in this Warrant Agreement.

                 (d) EXECUTION AND DELIVERY. Neither the execution or delivery of this Warrant Agreement nor the consummation of the transactions herein contemplated does or will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, Credit Agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of any provision of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation or any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Warrant or the consummation by the Company of the transactions contemplated by this Warrant Agreement.

         (e) VALID AND BINDING OBLIGATIONS. This Warrant Agreement and all related documents, when duly executed and delivered, will be legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights and judicial decisions interpreting any of the foregoing.

         (f) LIABILITIES, LITIGATION AND RESTRICTIONS. Except for the litigation and liabilities disclosed in connection with the Credit Agreement, the Company has no liabilities, direct or contingent, which may reasonably be expected to result in a material adverse effect. Except as disclosed to Parker in writing, no litigation or other action of any nature affecting the Company is pending before any governmental authority or, to the knowledge of the Company, threatened against or affecting the Company, which might reasonably be expected to result in a material adverse effect. To the knowledge of the Company, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, law, governmental regulation or otherwise relative to the business or material properties of the Company, other than such as relate generally to persons engaged in the business activities similar to those conducted by the Company.

         (g) AUTHORIZATION AND CONSENTS. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental authority or other person is required to authorize, or is otherwise required in connection with, the valid execution and delivery by the Company of this Warrant Agreement and all related documents and the performance by the Company of its obligations hereunder, except for requisite actions under federal and state securities laws related to the registration of the Warrant Shares as contemplated by this Warrant Agreement.

         (h) COMPLIANCE WITH LAWS, RULES, REGULATIONS AND ORDERS. To the knowledge of the Company, neither the business nor any of the activities of the Company, as presently conducted, violates any requirement of law the result of which violation could reasonably be expected to result in a material adverse effect on the Company. The Company possesses all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its business in all material respects as now conducted; all such licenses, approvals, registrations, permits and other authorizations are in full force and effect; and the Company has no reason to believe that it will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations; however, this representation does not extend to such necessary licenses, approvals, registrations, permits and authorizations of On-Site Technology, L.L.C.

         (i) NO MATERIAL MISSTATEMENTS. No information, statement, certificate, document, exhibit or report prepared by or at the direction or with the supervision of the Company and furnished to Parker in connection with the negotiation and preparation of this Warrant Agreement or of the Credit Agreement and all related documents contains any material misstatements of fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

         3. CONDITIONS TO PURCHASE. Parker's obligations hereunder shall be subject to satisfaction of the following conditions on the Closing Date referred to in the Credit Agreement:

                 (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Warrant Agreement and the Warrants and all other legal matters relating to this Warrant Agreement, the Warrants and the transactions contemplated hereby shall be satisfactory in all respects to Ronald C. Potter, counsel for Parker, in his reasonable judgment, and the Company shall have furnished to such counsel all documents and information that he may reasonably request to enable him to pass judgment upon such matters.

                 (b) There shall have been duly tendered to Parker or upon the order of Parker a certificate or certificates representing the Warrants.

                 (c) Axelrod, Smith & Kirshbaum, counsel for the Company, shall have furnished to Parker their written opinion, dated the Closing Date, in form and substance satisfactory to Parker, covering the matters set forth in subparagraphs 2(a) through 2(g). Opinions by counsel for the Company covering the matters set forth in subparagraphs 2(f) and 2(g) shall be made to the best of such counsel's knowledge after reasonable inquiry.

                 (d) As required by paragraph 18, Parker and counsel for Parker shall have received reimbursement for all reasonable fees and expenses for which invoices have been presented.

         4. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued. The Warrants shall be registered initially in such names and such denominations as Parker has specified to the Company.

         5. EXCHANGE OF WARRANT CERTIFICATES. Subject to any restriction upon transfer set forth in this Warrant Agreement, each Warrant certificate may be exchanged at the option of the Warrant Holder thereof for another certificate or certificates of different denominations entitling the Warrant Holder thereof to purchase upon surrender to the Company or its duly authorized agent a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Warrant Holder to purchase. Any Warrant Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested. Any Warrant issued upon exchange, transfer or partial exercise of the Warrants shall be the valid obligation of the Company, evidencing the same generic rights and entitled to the same generic benefits under this Warrant Agreement as the Warrants surrendered for such exchange, transfer or exercise.

         6. TRANSFER OF WARRANTS. Subject to the provisions of Section 14 hereof, the Warrants shall be transferrable only on the Warrant Register upon delivery to the Company of the

Warrant certificate or certificates duly endorsed by the Warrant Holder or by his duly authorized attorney-in-fact or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto.

         7.      TERM OF WARRANTS; EXERCISE OF WARRANTS.

                 (a) The Warrants granted hereunder become exercisable upon the date of their issuance by the Company. Dates of issuance for the Warrants are specified in Section 1 hereof. Once issued, each Warrant entitles the Warrant Holder thereof to purchase one share of Common Stock at any time prior to 5:00 P.M., Tulsa time, on December 31, 1998 (the "Expiration Date") at a purchase price of $2.50 per share, subject to adjustment in accordance with Section 12 hereof (the "Exercise Price").

                 (b) The Exercise Price and the number of shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 12 of this Warrant Agreement. Subject to the provisions of this Warrant Agreement, each Warrant Holder shall have the right, which may be exercised as expressed in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Warrant Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 12 of this Warrant Agreement or upon a net exercise pursuant to this subsection of this Warrant Agreement, for the number of shares in respect of which such Warrants are then exercised. The Warrant Holder may (i) pay the Exercise Price in cash, by certified or official bank check payable to the order of the Company, or by the surrender to the Company securities of the Company having a Market Price equal to the Exercise Price or by the surrender to the Company indebtedness owed by the Company pursuant to the Credit Agreement (in which case the Company will accept such specified unpaid principal amount in full payment, as if such payment had been made in cash or (ii) make an exercise of Warrants for "Net Warrant Shares." The number of Net Warrant Shares will be determined as described by the following formula: Net Warrant Shares = [WS x (MP-EP)]/MP. "WS" is the number of Warrant Shares issuable upon exercise of the Warrants or portion of Warrants in question. "MP" is the Market Price of the Common Stock on the last trading day preceding the date of the request to exercise the Warrants. "Market Price" shall mean the then current market price per share of Common Stock, as determined in paragraph 12.1(e). "EP" shall mean the Exercise Price.

         Upon such surrender of Warrants, and payment of the Exercise Price, with cash or securities, or upon a net exercise as aforesaid, the Company at its expense shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 of this Warrant Agreement, in respect of any fraction of a share of such stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Exercise Price or receipt of shares by net exercise as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Warrant Holders thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the shares purchasable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued.

         8. COMPLIANCE WITH GOVERNMENT REGULATIONS. The Company covenants that if any share of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such shares may be issued upon exercise, the Company will use its best efforts to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be.

         9. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and any securities issued pursuant to Section 12 hereof; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares and any securities issued pursuant to Section 12 hereof in a name other than that of the Warrant Holder of such Warrants.

         10. MUTILATED OR MISSING WARRANTS. Upon receipt by the Company of an affidavit signed by an officer of Parker evidencing the mutilation, loss, theft or destruction of any of the Warrants, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest.

         11. RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF WARRANTS. The Company shall at all times reserve, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock ("Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply the Transfer Agent and any such subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided by Section 13 of this Warrant Agreement. The Company will furnish to the Transfer Agent and any such subsequent transfer agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Warrant Holder pursuant to
Section 12.3 hereof. All warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants (subject to adjustment as herein provided). No shares of stock shall be subject to reservation in respect of the Warrants subsequent to the Expiration Date except to the extent necessary to comply with the terms of this Warrant Agreement.

         12. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereafter defined.

                 12.1. MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                          (b) In case the Company shall issue rights, options or warrants to holders of its outstanding Common Stock (other than rights, options or warrants issued to an officer, director or employee of the Company as compensation, regardless of whether such officer, director or employee is a holder of the Company's Common Stock immediately prior to such issue), without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower, at the record date mentioned below, than the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below), then in each such case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of common stock so offered would purchase at the then current market price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                          (c) In case the Company shall distribute to holders of its shares of Common Stock evidences of its indebtedness or assets (including cash dividends or other cash distributions) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, absent manifest error) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                          In the event of distribution, by the Company to
                 holders of its shares of Common Stock, of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Warrant Holder, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrant Holder would have been entitled if such Warrant Holder had exercised such Warrant immediately prior thereto regardless of whether the Warrants are exercisable at such time, all subject to further adjustment as provided in this subsection 12.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

                          (d) In case the Company shall sell and issue shares of Common Stock (other than (i) the shares of Common Stock being offered for sale pursuant to the filing on Form SB-2 made by the Company with the Securities and Exchange Commission dated October 29, 1996; and (ii) the shares of Common Stock offered by the Company in a private placement memorandum dated September 18, 1996, provided that no more than 2,000,000 shares of Common Stock are offered or sold in such private placement) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares, rights, options, warrants or convertible securities issued in any of the transactions described in paragraphs (a), (b) or (c) above) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible securities, by dividing (w) the total of the amount received or receivable by the Company (determined as provided below) in consideration of the sale and issuance of such rights, options, warrants or convertible securities, by (x) the total number of shares of Common Stock covered by such rights, options, warrants or convertible securities) lower than 75% of the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) in effect immediately prior to such sale and issuance, then the number of Warrant Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, rights, options, warrants or convertible securities plus the number of additional shares of Common Stock sold or subject to issuance pursuant to such rights, options, warrants or convertible securities, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares, rights, options, warrants or convertible securities plus the number of shares of Common Stock which the aggregate consideration received or receivable (determined as provided below) for such sale or issuance would purchase at 75% of the then current market price. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the consideration received or receivable by the Company for rights, options, warrants or convertible securities shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received or receivable by the Company" for purposes of the first sentence of this paragraph
                 (d), the Board of Directors shall determine, in its discretion, the fair value of said property, and such determination, if made in good faith, shall be binding upon all Holders.

                          (e) For the purpose of any computation under paragraphs (b), (c) and (d) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices of the Company's Common Stock, as reported on the National Association of Securities Dealers OTC Bulletin Board, for 30 consecutive trading days commencing 45 trading days before the date of such computation. The closing price for each day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price, in good faith, on the basis of such quotations as it considers appropriate.

                          (f) In any case in which this Section 12.1 shall require that any adjustment in the number of Warrant Shares be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the holder of any Warrant exercised after that record date the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant over and above the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant prior to such adjustment; provided, however, that the Company shall deliver to such Warrant Holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

                          (g) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                          (h) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                          (i) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b), (c) and (d) if the Company issues or distributes to each Warrant Holder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Warrant Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto, regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

                          (j) For the purpose of this Section 12.1, the terms "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Warrant Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, above, and the provisions of Section 7 and Section 12.2 through 12.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

                          (k) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

         12.2. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount determined appropriate by the Board of Directors of the Company.

         12.3. NOTICE OF ADJUSTMENT. When the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Warrant Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, absent manifest error, shall be conclusive evidence of the correctness of such adjustment.

         12.4. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another person or in case of any sale, transfer or lease to another person of all of or substantially all the assets of the Company, the Company or such successor or purchaser, as the case may be, shall execute with each Warrant Holder an agreement that each Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which the Warrant Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action regardless of whether the Warrants are exercisable at the time of such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 12. The provisions of this Section 12.4 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

         12.5. STATEMENT ON WARRANTS. Even though Warrants heretofore or hereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement, the parties understand and agree that such

Warrants will represent rights consistent with any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants.

         13. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrant Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrant (or specified portion, thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         14. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Parker represents and warrants to the Company that it will not dispose of the Warrant or Warrant Shares except pursuant to (i) an effective registration statement, or (ii) an applicable exemption from registration under the Securities Act of 1933 (the "Act"). In connection with any sale by Parker pursuant to clause (ii) of the preceding sentence, it shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exemption from registration is available in connection with such sale.

         15. CERTIFICATE TO BEAR LEGENDS. The Warrants shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend by which each Warrant Holder shall be bound:

                 "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

         The Warrant Shares or other securities issued upon exercise of the Warrants shall, unless issued pursuant to an effective registration statement, be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear the following legend by which the Warrant Holder thereof shall be bound:

                 "THE SHARES OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN

                 APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

         16.     REGISTRATION RIGHTS.

                 (a) DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with Parker and any subsequent holders of the Warrants and/or Warrant Shares that within sixty (60) days after receipt of a written request from holders of 60% in interest of the Warrants and/or Warrant Shares issued pursuant to this Agreement (the "Initiating Holders"), the Company shall file a registration statement (and use its best efforts to cause such registration statement to become effective under the Act) with respect to the offering and sale or other disposition of any number of Warrants and/or Warrant Shares (including any securities received by the Warrant Holders pursuant to Section 12 hereof) (all such securities, the "Registrable Securities"). The Company shall continuously maintain the effectiveness of such registration statement for the lesser of (i) 180 days after the effective date of the registration statement or (ii) the consummation of the distribution by the holders of the Registrable Securities covered by such registration statement (the "Termination Date"); provided, however, that if at the Termination Date, the Offered Securities are covered by a registration statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to the Registrable Securities for so long as such registration statement (or any subsequent registration statement) remains or is required to remain in effect for any of such other securities. The Company shall not be required to comply with more than two requests for registration pursuant to this Section 16(a). The Company shall not be required to comply with a request for registration pursuant to this Section 16(a) made after December 31, 2000, provided, however, that if a request is properly and timely made on or prior to December 31, 2000 pursuant to this Section 16(a), the Company shall be required to comply with such request even though the registration statement does not or cannot become effective until after December 31, 2000 or the effectiveness of such registration statement is otherwise required under this Section 16(a) to be maintained beyond December 31, 2000. All expenses of such registration shall be borne by the Company, except that underwriting commissions and expenses attributable to the Registrable Securities will be borne by such Warrant Holders requesting that such securities be offered.

         If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 16(a). The right of any other holder to registration pursuant to this Section 16(a) shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such participation and inclusion) to the extent provided herein. A holder may elect to include in such underwriting all or a part of the Registrable Securities he holds. If other holders of registration rights request inclusion in any registration statement pursuant to this Section 16(a), such holders may be included in the underwriting conditioned on their acceptance of the further applicable provisions of this Section 16(a). The Company shall (together with other holders proposed to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with a representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. If the representative advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then securities held by holders other than the Initiating Holders shall be excluded from such registration to the extent so required by such limitation.

                 (b) PIGGY-BACK REGISTRATION RIGHTS. The Company covenants and agrees with Parker and any subsequent holders of the Warrants and/or Warrant Shares that, in the event the Company proposes to file a registration statement under the Act prior to December 31, 2000 with respect to the firm commitment offering of Common Stock (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register securities so requested to be included), the Company shall in each case give written notice of such proposed filing to (i) the holders of the Warrant Shares and (ii) if on or before the Expiration Date, the Warrant Holders, in each case at least 30 days before the earlier of the anticipated or the actual effective date of the registration statement and at least ten days before the initial filing of such registration statement and such notice shall offer to such Warrant Holders the opportunity to include in such registration statement such number of Warrants and/or Warrant Shares (and any securities received by the Warrant Holders pursuant to Section 12 hereof) (the "Piggy-back Securities", and together with the securities referred to in Section 16(a) above, the "Registrable Securities") as they may request. Warrant Holders desiring inclusion of Piggy-back Securities in such registration statement shall so inform the Company by written notice, given within 10 days of the giving of such notice by the Company in accordance with the provisions of Section 18 hereof. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the holders of Piggy-back Securities requested to be included in the registration to include such securities in the proposed offering on the same terms and conditions as applicable to securities of the Company. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that, in its opinion, the distribution of securities by holders thereof, including all or a portion of the Piggy-back Securities, requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the holders of such Warrants and/or Warrant Shares shall delay their offering and sale of Piggy-back Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request, provided that if any other securities are included in such registration statement for the account of any person other than the Company and the holders of Warrants and/or Warrant Shares, then such securities, including the Warrants and/or Warrant Shares, so included shall be apportioned among holders who wish to be included therein pro rata according to amounts so requested to be included by each such person. No such delay shall in any event impair any right granted hereunder to make subsequent requests for inclusion pursuant to the terms of this Section 16(b). The Company shall continuously maintain in effect any registration statement with respect to which the Piggy-back Securities have been requested to be included (and so included) for a period of not less than (i) 180 days after the effectiveness of such registration statement or (ii) the consummation of the distribution by the Warrant Holders of the Piggy-back Securities ("Piggy-back Termination Date"); provided, however, that if at the Piggy-back Termination Date the Piggy-back Securities are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Piggy-back Securities for so long as such registration statement remains or is required to remain in effect for any of such other securities. All expenses of such registration shall be borne by the Company, except that underwriting commissions and expenses attributable to the Piggy-back Securities and fees and distributions of counsel (if any) to the Warrant Holders requesting that the Piggy- back Securities be offered will be borne by such Warrant Holders.



         (c) OTHER MATTERS. In connection with the registration of Registrable Securities in accordance with Paragraph (a) or (b) above, the Company agrees to:

                 (i) Use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the holders of such Warrants and/or Warrant Shares shall designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified at the time of the request to register the Registrable Securities or to take any action which would subject it to general service of process in any jurisdiction where it is not so subject at the time of the request to register the Registrable Securities, and use its best efforts to do any and all other acts and things which may be necessary or advisable to enable the Warrant Holders to consummate the sale, transfer or other disposition of such securities in any jurisdiction;

                 (ii) Enter into indemnity and contribution agreements, each in customary form, with each underwriter, if any, and each holder of Registrable Securities included in such registration statement; and, if requested, enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses, and customary closing conditions including, but not limited to, opinions of counsel, accountants' cold comfort letters, engineers' reports and environmental reports, with any underwriter who participates in the offering of Registrable Securities;

                 (iii) Pay all expenses in connection with the registration of the Warrants and/or Warrant Shares under the Act and compliance with the provisions of clause (i) above, except to the extent otherwise provided in Sections 16(a) and 16(b); and

                 (iv) List the Warrant Shares on each securities exchange on which the Common Stock is listed.

       In connection with the registration of Registrable Securities in accordance with Paragraph (b) above, the Warrant Holders agree to enter into an underwriting agreement containing customary representations, warranties, covenants, allocation of expenses (not otherwise inconsistent with this Warrant Agreement), and customary closing conditions, with any underwriter who participates in the offering of Registrable Securities.

                 (d) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND WARRANT HOLDERS, The Company agrees (i) not to effect any public sale or distribution of any securities similar to the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities), except for any securities that may be issued to the Warrant Holders pursuant Section 12 hereof, during the 15-day period prior to, and during the 60-day period beginning on the effective date of any registration statement under which the Registrable Securities are registered in accordance with Section 16(a) (other than as part of such registration).

                 (e) RULE 144, With a view to making available to Warrant Holders the benefits of certain rules of the Securities and Exchange Commission (the "Commission") that may permit the sale of Registrable Securities to the public without registration, the Company hereby covenants and agrees to use its best efforts to: (i) file in a timely manner all reports and other documents required to be filed by it under the Act and the Securities Exchange Act of 1934 and the rules and regulations adopted by the Commission thereunder necessary to permit sales under Rule 144 under the Act, and the Company will take such further action to the extent required from time to time to enable Warrant Holders to sell Registrable Securities (whether or not any such securities have been the subject of a demand or piggy-back request under Section 16 hereof) without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission and (ii) promptly furnish each Warrant Holder a copy of all such reports and documents. Upon the request of a Warrant Holder, the Company will deliver to such Warrant Holder a written statement as to whether it has complied with such requirements.

                 (f) OTHER REGISTRATION RIGHTS. The Company hereby agrees that it shall not issue any additional registration rights with respect to shares of its Common Stock, warrants to purchase its Common Stock or securities convertible into its Common Stock, which are inconsistent with the provisions of this Agreement.

          17. NO RIGHTS AS STOCKHOLDERS; NOTICE TO WARRANT HOLDERS. Nothing contained in this Warrant Agreement or in any of the Warrants shall be construed as conferring upon the Warrant Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                 (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

                 (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

                 (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease or all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (a) give notice in writing of such event to the Warrant Holders as provided in Section 21 hereof and (b) if there are more than 100 Warrant Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.



         18. EXPENSES. The Company shall pay all legal and other reasonable out-of-pocket expenses of the Warrant Holders and of their counsel, subject to a limit of $5,000.

         19. RIGHTS TO INFORMATION. The Company, in accordance with Section 16(c) above, will provide to all Warrant Holders and to all holders of Warrant Shares, on a timely basis, copies of all documents and reports filed with the Commission and annual and quarterly financial statements, prepared in accordance with GAAP; and additionally will provide upon reasonable request any other pertinent financial information.

         20. NOTICES. Any notice pursuant to this Warrant Agreement to be given or made by the holder of any Warrant or Warrant Shares to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

                          Environmental Safeguards, Inc.
                          2600 South Loop West
                          Suite 445
                          Houston, Texas 77054

Notices or demands authorized by this Warrant Agreement to be given or made to or on the Warrant Holder of any Warrant or Warrant Shares shall be sufficiently given or made (except as otherwise provided in this Warrant Agreement) if sent by registered mail, return receipt requested, postage prepaid, addressed to such Warrant Holder at the address of such Warrant Holder as shown on the Warrant Register or the Common Stock Register, as the case may be.

         21. GOVERNING LAW. THIS WARRANT AGREEMENT, THE WARRANTS AND ALL RELATED DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.



         22. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Holders may from time to time supplement or amend this Warrant Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Holder may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Warrant Holders. Any amendment to this Warrant Agreement may be effected with the consent of Warrant Holders of at least a majority of the total then outstanding Warrants (for this purpose Warrant Shares shall be deemed to be Warrants in the proportion that Warrant Shares are then issuable upon the exercise of Warrants); provided that, any amendment which shall have the effect of materially adversely affecting the interests of any Warrant Holder shall not be effective with respect to such Warrant Holder if such Warrant Holder shall not have consented thereto.


         23. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company and all covenants and agreements made herein shall survive the execution and delivery of this Warrant Agreement and the Warrants and shall remain in force and effect until the Expiration Date.

         24. SUCCESSORS. All representations and warranties of the Company and all covenants and agreements of this Warrant Agreement by or for the benefit of the Company or the Warrant Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

         25. MERGER OR CONSOLIDATION OF THE COMPANY. So long as this Warrant Agreement remains in effect, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Warrant Holders, the due and punctual performance and observance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company.

         26. BENEFITS OF THIS WARRANT AGREEMENT. Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company and the Warrant Holders, any legal or equitable right, remedy or claim under this Warrant Agreement, but this Warrant Agreement shall be for the sole and exclusive benefit of the Company and the holders of the Warrants and Warrant Shares.

         27. CAPTIONS. The captions of the sections and subsections of this Warrant Agreement have been inserted for convenience and shall have no substantive effect.

         28. COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed on the day, month and year first above written.



                                           ENVIRONMENTAL SAFEGUARDS, INC.



                                           By:
                                               --------------------------
                                               Name:
                                               Title:


(CORPORATE SEAL)

ATTEST:


----------------
Name:
Title:

                                                                       EXHIBIT A

                          FORM OF WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS AND COMMON STOCK UNDERLYING SUCH WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.



         Certificate No. 1                               250,000 Warrants

                        VOID AFTER 5:00 P.M. TULSA TIME
                              ON DECEMBER 31, 1998
                         ENVIRONMENTAL SAFEGUARDS, INC.
                              WARRANT CERTIFICATE

         THIS CERTIFIES THAT for value received, Parker Drilling Company, the registered holder hereof or registered assigns (the "Warrant Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from December _, 1996, until 5:00 P.M., Tulsa time, on December 31, 1998, one fully paid and nonassessable share of the Common Stock (subject to adjustment), par value $.001 per share (the "Common Stock"), of Environmental Safeguards, Inc., a Nevada corporation (the "Company"), at the purchase price of $2.50 per share, subject to adjustment as described in the Warrant Agreement referred to below (the "Exercise Price"). The Warrant Holder may pay the Exercise Price in cash, or by certified or official bank check or by reduction of the outstanding principal amount under the Credit Agreement, or make a net exercise for Net Warrant Shares as described in the Warrant Agreement.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated December ___, 1996 (the "Warrant Agreement") between the Company and Parker Drilling Company which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Warrant Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

       The Warrant Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Warrant Holder hereof as the owner for all purposes.

       The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Warrant Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled to such Warrant Holder to purchase. If this Warrant Certificate shall be exercised in part, the Warrant Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

       No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

       Neither the Warrants nor the Warrant Certificate entitles any Warrant Holder hereof to any of the rights of a stockholder of the Company.

       THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

       IN WITNESS WHEREOF, Environmental Safeguards, Inc. has caused the signature of its President and Secretary to be signed hereon and its corporate seal to be placed hereon.

                                                ENVIRONMENTAL SAFEGUARDS, INC.


                                                By:
                                                   ---------------------------



ATTEST:



--------------------

                                                                       EXHIBIT B



                          FORM OF WARRANT CERTIFICATE



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS AND COMMON STOCK UNDERLYING SUCH WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.



   Certificate No. 2                                         50,000 Warrants




                        VOID AFTER 5:00 P.M. TULSA TIME
                              ON DECEMBER 31, 1998
                         ENVIRONMENTAL SAFEGUARDS, INC.
                              WARRANT CERTIFICATE



         THIS CERTIFIES THAT for value received, Parker Drilling Company, the registered holder hereof or registered assigns (the "Warrant Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from 5:00 P.M., Tulsa time, on June 30, 1997, until 5:00 P.M., Tulsa time, on December 31, 1998, one fully paid and nonassessable share of the Common Stock (subject to adjustment), par value $.001 per share (the "Common Stock"), of Environmental Safeguards, Inc., a Nevada corporation (the "Company"), at the purchase price of $2.50 per share, subject to adjustment as described in the Warrant Agreement referred to below (the "Exercise Price"). The Warrant Holder may pay the Exercise Price in cash, or by certified or official bank check or by reduction of the outstanding principal amount under the Credit Agreement, or make a net exercise for Net Warrant Shares as described in the Warrant Agreement.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated December __, 1996 (the "Warrant Agreement") between the Company and Parker Drilling Company which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Warrant Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

       The Warrant Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Warrant Holder hereof as the owner for all purposes.

       The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Warrant Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled to such Warrant Holder to purchase. If this Warrant Certificate shall be exercised in part, the Warrant Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

       No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

       Neither the Warrants nor the Warrant Certificate entitles any Warrant Holder hereof to any of the rights of a stockholder of the Company.

       THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

       IN WITNESS WHEREOF, Environmental Safeguards, Inc. has caused the signature of its President and Secretary to be signed hereon and its corporate seal to be placed hereon.



                                              ENVIRONMENTAL SAFEGUARDS, INC.



                                              By:
                                                 ---------------------------


ATTEST:



-------------------------

                                                                       EXHIBIT C

                          FORM OF WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS AND COMMON STOCK UNDERLYING SUCH WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

   Certificate No. 3                                         50,000 Warrants


                        VOID AFTER 5:00 P.M. TULSA TIME
                              ON DECEMBER 31, 1998
                         ENVIRONMENTAL SAFEGUARDS, INC.
                              WARRANT CERTIFICATE


       THIS CERTIFIES THAT for value received, Parker Drilling Company, the registered holder hereof or registered assigns (the "Warrant Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from 5:00 P.M., Tulsa time, on December 31, 1997, until 5:00 P.M., Tulsa time, on December 31, 1998, one fully paid and nonassessable share of the Common Stock (subject to adjustment), par value $.001 per share (the "Common Stock"), of Environmental Safeguards, Inc., a Nevada corporation (the "Company"), at the purchase price of $2.50 per share, subject to adjustment as described in the Warrant Agreement referred to below (the "Exercise Price"). The Warrant Holder may pay the Exercise Price in cash, or by certified or official bank check or by reduction of the outstanding principal amount under the Credit Agreement, or make a net exercise for Net Warrant Shares as described in the Warrant Agreement.

       This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated December ___, 1996 (the "Warrant Agreement") between the Company and Parker Drilling Company which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Warrant Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

       The Warrant Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Warrant Holder hereof as the owner for all purposes.

       The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Warrant Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled to such Warrant Holder to purchase. If this Warrant Certificate shall be exercised in part, the Warrant Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

       No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

       Neither the Warrants nor the Warrant Certificate entitles any Warrant Holder hereof to any of the rights of a stockholder of the Company.

       THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

       IN WITNESS WHEREOF, Environmental Safeguards, Inc. has caused the signature of its President and Secretary to be signed hereon and its corporate seal to be placed hereon.



                                         ENVIRONMENTAL SAFEGUARDS, INC.



                                         By:
                                             --------------------------


ATTEST:



-------------------------

                                   EXHIBIT B

                                   TERM NOTE


$3,000,000                                                   December 19, 1996



         FOR VALUE RECEIVED, ENVIRONMENTAL SAFEGUARDS, INC., a Nevada corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of CASUARINA, LTD. ("Lender") on or before the Maturity Date the principal amount of Three Million Dollars ($3,000,000) or such lesser amount of unrepaid Term Loan under the Credit Agreement (as defined below) as is outstanding on the Maturity Date. The principal amount hereof shall be repaid by the Borrower in accordance with the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount hereof in full, at a rate, and on such occasions, as provided in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Lender at 8 East Third Street, Tulsa, Oklahoma 74103 (or at such other location as Lender may designate) in same day funds. Each principal payment or prepayment and the resulting principal balance hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Note.

         This Note is the Term Note referred to in and is entitled to the benefits of the Credit Agreement dated as of December 19, 1996 (the "Credit Agreement"), among the Borrower and Lender, which Credit Agreement, among other things, contains provisions for acceleration of the maturities hereof upon the happening of certain stated events. Terms used herein which are defined in the Credit Agreement shall have the meanings specified in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.


                                         ENVIRONMENTAL SAFEGUARDS, INC.



                                         By:
                                              -------------------------
                                              Name:  Mr. James Percell
                                              Title: Chairman

                                   TERM NOTE



                                   Principal
                                    Payment                   Unpaid Principal
Date                             or Prepayment                    Balance
----                             -------------                ----------------





                                      B-2